UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 21, 2015

Enzo Biochem, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

001-09974	13-2866202
(Commission File Number)	(IRS Employer Identification No.)

527 Madison Avenue New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 583-0100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Enzo Biochem, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) on January 21, 2015. The following matters, all of which were set forth in the Proxy Statement, were voted on at the Annual Meeting. The final results of such voting are as indicated below.

1. Election of the nominee listed below to serve as a Class III Director on the Board of Directors of the Company, to hold office for a term of three (3) years or until his successor has been duly elected and qualified:

Nominee	Votes For	Withhold	Abstentions	Broker Non-Vote
Elazar Rabbani, Ph.D.	20,148,317	2,230,870	N/A	15,170,941

2. Approve, in a nonbinding advisory vote, the compensation of the Company’s named executive officers:

Votes for	12,189,403
Votes against	10,058,895
Abstentions	130,889
Broker Non-Votes	15,170,941

3. Ratification of the Company’s appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending July 31, 2014:

Votes for	36,940,970
Votes against	393,522
Abstentions	215,636

There were no broker non-votes for this item.

On the basis of the above votes, (i) the nominee listed above was elected to serve as a Class III Director on the Board of Directors of the Company, to hold office for a term of three (3) years or until his successor has been duly elected and qualified; (ii) the proposal to approve, in a nonbinding advisory vote, the compensation of the Company’s named executive officers was approved; and (iii) the proposal to ratify the Company’s appointment of EisnerAmper LLP to serve as the Company’s independent registered public accounting firm for the Company’s fiscal year ending July 31, 2015 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZO BIOCHEM, INC.

Date: January 23, 2015	By:	/s/ Barry W. Weiner
Barry W. Weiner President